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                                                                    Exhibit 23-8


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of The Detroit Edison Company of our report dated January 23, 1995 appearing on page 31 of The Detroit Edison Company's Annual Report on Form 10-K for the year ended
December 31, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Price Waterhouse LLP
Price Waterhouse LLP
Detroit, Michigan

June 15, 1995